Calculation of Filing Fee Tables
S-3
Immuneering Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,102,994.04	0.0001531	$ 22,980.77
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.0001 par value per share	415(a)(6)						S-3	333-266738	08/19/2022
Carry Forward Securities		Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)						S-3	333-266738	08/19/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-266738	08/19/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-266738	08/19/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-266738	08/19/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 149,897,005.96			S-3	333-266738	08/19/2022	$ 13,895.45
			Total Offering Amounts:				$ 300,000,000.00		$ 22,980.77
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 22,980.77
Offering Note
[1]	1 (a) The amount to be registered consists of up to $300,000,000 of an indeterminate amount of Class A common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) Class A common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or pursuant to any anti-dilution adjustments with respect to any such debt securities, or (ii) Class A common stock, preferred stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Class A common stock being registered hereunder include such indeterminate number of Class A common stock as may be issuable with respect to the Class A common stock being registered hereunder as a result of share splits, share dividends or similar transactions. 1 (b) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant Instruction 2.A.ii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3. 1 (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000. No separate consideration will be received for (i) Class A common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or pursuant to any anti-dilution adjustments with respect to any such debt securities, or (ii) Class A common stock, preferred stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be. 1 (d) The Registration Statement on Form S-3 (File Number 333-266738) is referred to as the "Prior Registration Statement." A portion of the $300,000,000 of securities registered under the Prior Registration Statement remains unsold. We are carrying forward to this registration statement $149,897,005.96 in aggregate offering price of securities that were previously registered under the Prior Registration Statement and remain unsold, or the Unsold Securities, pursuant to Rule 415(a)(6) under the Securities Act. We previously paid a filing fee of $13,895.45 with respect to the Unsold Securities. We may continue to offer and sell the Unsold Securities pursuant to the Prior Registration Statement until the earlier of the date of expiration of Prior Registration Statement and the effective date of this registration statement. Upon such date, the offering of the Unsold Securities under the Prior Registration Statement will be terminated. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, we sell any Unsold Securities pursuant to the Prior Registration Statement, we will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.

[2]	The $300,000,000 of securities registered pursuant to this registration statement includes $100,000,000 of Common Stock that may be issued and sold under a certain equity distribution agreement with Piper Sandler & Co. Upon termination of the equity distribution agreement, any portion of the $100,000,000 included in the equity distribution agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. See Offering Note 1(d)

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A